Exhibit 99.1
For Immediate Release
World Energy Solutions Acquires Co-eXprise’s
Energy Procurement Business
Accretive Deal Grows Revenue, Market Share
Wexford, PA and Worcester, MA — September 14, 2011 — World Energy Solutions, Inc. (NASDAQ: XWES), a leading energy management services firm, today announced it has purchased the energy procurement business of Co-eXprise, Inc., a privately-held enterprise software firm. The acquisition extends World Energy’s leadership in online energy procurement, adding valuable new government, institutional, and commercial & industrial clients to its large and growing customer base. World Energy expects the transaction to be immediately accretive.
“Our acquisition of Co-eXprise’s book of business in energy increases our market share, expands our government franchise, and adds to our backlog,” said Richard Domaleski, CEO of World Energy Solutions. “Bigger picture, this deal highlights our ability to put the capital we raised earlier this year to smart use in advancing our strategic growth objectives. We have long said that consolidating the energy procurement industry, eliminating competitors and supplementing our strong organic growth is a path we will actively pursue to drive future success, and today we are making good on that promise.”
Added William Blair, Founder and CEO of Co-eXprise: “This transaction is a key component of Co-eXprise’s strategy to generate working capital to invest in the continued growth of our enterprise software business. We chose to sell the energy procurement business to World Energy, a true leader in the space, to ensure our customers will continue to receive a high level of professional support for their energy management initiatives. This transaction represents a win for all parties.”
Today’s deal marks World Energy’s second in energy management. Its 2007 acquisition of Energy Gateway made World Energy a leader in natural gas procurement and brought with it a blue-chip base of industrial clients that remain a bedrock of the Company’s success.
Phil Adams, President, World Energy Solutions, will discuss today’s developments in his presentation at the Wedbush 2011 Clean Technology & Industrial Growth Conference in San Francisco later this afternoon. His 6:00 p.m. Eastern Time presentation will be webcast at: http://wsw.com/webcast/wedbush18/xwes/.

About Co-eXprise, Inc.
Co-eXprise, a leading provider of enterprise sourcing solutions for discrete manufacturers, enables companies to effectively manage sourcing activities for direct material and complex indirect spend categories. Deploying Co-eXprise solutions has improved global sourcing performance at Fortune 1000 manufacturers. Contact Co-eXprise at 724-933-1180 or www.co-exprise.com for more information.
About World Energy Solutions, Inc.
World Energy Solutions, Inc. (NASDAQ: XWES) is an energy management services firm that brings together the passion, processes and technologies to take the complexity out of energy management and turn it into bottom-line impact for the businesses, institutions and governments we serve. To date, the Company has transacted more than $20 billion in energy, demand response and environmental commodities on behalf of its customers, creating more than $1 billion in value for them. World Energy is also a leader in the global carbon market, where its World Energy Exchange® supports the ground-breaking Regional Greenhouse Gas Initiative’s (RGGI) cap and trade program for CO2 emissions. For more information, please visit www.worldenergy.com.
This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to the following: our revenue and backlog are dependent on actual future energy purchases pursuant to completed procurements; the demand for our services is affected by changes in regulated prices or cyclicality or volatility in competitive market prices for energy; and there are factors outside our control that affect transaction volume in the electricity market. Additional risk factors are identified in our Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission.
For additional information, contact:

Dan Mees	Erika Moran
World Energy Solutions, Inc.	The Investor Relations Group
(508) 459-8156	(212) 825-3210
dmees@worldenergy.com	emoran@investorrelationsgroup.com